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                                                                   EXHIBIT 5
                                                                   ---------

                               August 31, 2000

The Board of Directors
nutrisystem.com inc.
202 Welsh Road
Horsham, Pennsylvania 19044

Gentlemen:

      We have acted as counsel to nutrisystem.com inc. (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a registration statement on Form S-8 (the "Registration Statement") relating to the offer and sale by the Company of up to an aggregate of 5,600,000 shares (the "Shares") of Common Stock, par value $.001, of the Company, which 1,000,000 Shares are being offered and sold pursuant to the Company's 1999 Equity Incentive Plan, 4,100,000 Shares are being offered and sold pursuant to the Company's 2000 Equity Incentive Plan and 500,000 shares are being offered and sold pursuant to the Company's 2000 Equity Incentive Plan for Outside Directors and Consultants (collectively, the "Plans").

      As counsel to the Company, we have supervised all corporate proceedings in connection with the preparation and filing of the Registration Statement. We have also examined the Company's Certificate of Incorporation and By-laws, as amended to date, the corporate minutes and other proceedings and the records relating to the authorization, sale and issuance of the Shares, and such other documents and matters of law as we have deemed necessary or appropriate in order to render this opinion.

      Based upon the foregoing, it is our opinion that each of the Shares, when issued in accordance with the terms and conditions of each of the Plans, will be duly authorized, legally and validly issued and outstanding and fully paid and nonassessable.

      We hereby consent to the use of this opinion in the Registration Statement, and we further consent to the reference to us under the heading "Interests of Named Experts and Counsel" in the Registration Statement.

                                   Sincerely,

                                   /s/ Duane, Morris & Heckscher LLP

                                   DUANE, MORRIS & HECKSCHER LLP